UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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IMAGEWARE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAGEWARE SYSTEMS, INC.
10883 Thornmint Road
San Diego, CA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ImageWare Systems, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, December 12, 2007, at 10:00 a.m. local time at the Radisson Suite Hotel at 11520 West Bernardo Court, San Diego, CA  92127, for the following purposes:

1.                                       To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: S. James Miller, Jr., John Callan, David Carey, Patrick Downs, Guy Steven Hamm, John Holleran and David Loesch.

2.                                       To amend the Amended and Restated 1999 Stock Award Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

3.                                       To ratify the selection by the Audit Committee of the Board of Directors of Stonefield Josephson, Inc. as our independent auditors for its fiscal year ending December 31, 2007.

4.                                       To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is November 1, 2007. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders on or about November 21, 2007.

By Order of the Board of Directors

/s/ Wayne Wetherell
Wayne Wetherell
CFO and Senior VP

San Diego, California
November 21, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

IMAGEWARE SYSTEMS, INC.
10883 Thornmint Road
San Diego, CA 92127

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of ImageWare Systems, Inc. (sometimes referred to as the “Company” or “ImageWare”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about November 21, 2007 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on November 1, 2007 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 16,776,785 shares of common stock outstanding and entitled to vote and 239,400 shares of Series B Preferred Stock outstanding and entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of November 1, 2007. The holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock were convertible as of November 1, 2007, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of November 1, 2007, the outstanding shares of Series B Preferred Stock were convertible into a total of approximately 47,366 shares of our common stock.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on November 1, 2007 your shares of common stock were registered directly in your name with our transfer agent, ComputerShare Trust Company, then you are a stockholder of record of these shares. If at the close of business on November 1, 2007 your shares of Series B Preferred Stock were registered directly in your name with ImageWare, then you also are a stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on November 1, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:

•                                          Election of seven directors;

•                                          Amendment of the Amended and Restated 1999 Stock Award Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares; and

•                                          Ratification of the selection by the Audit Committee of our Board of Directors of Stonefield Josephson, Inc. as our independent auditors for our fiscal year ending December 31, 2007.

How do I vote?

For the election of directors, you may either vote “For” all seven nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•                                          To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•                                          To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ImageWare. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet if so instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of November 1, 2007, the record date for the Annual Meeting. Similarly, the holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock were convertible as of November 1, 2007, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of November 1, 2007, each share of Series B Preferred Stock was convertible into approximately 0.1979 shares of our common stock.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all seven nominees for director, (ii) “For” the amendment of the Amended and Restated 1999 Stock Award Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares, and (iii) “For” the ratification of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2007. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Currently, we do not anticipate engaging the use of a professional proxy solicitor.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•                                          You may submit another properly completed proxy card with a later date;

•                                          You may send a written notice that you are revoking your proxy to our Corporate Secretary at 10883 Thornmint Road, San Diego, CA 92127; or

•                                          You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Broker non-votes will be counted towards a quorum but will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                                          For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•                                          To be approved, Proposal No. 2, the amendment to the Amended and Restated 1999 Stock Award Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares, must receive a “For” vote from a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal No. 2 has been approved. The Company’s named executive officers and directors have an interest in this proposal.

•                                          To be approved, Proposal No. 3, the ratification of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2007, must receive a “For” vote from a majority of the shares present and voting, either in person or by proxy (which shares voting affirmatively also must constitute at least a majority of the required quorum). Abstentions will have the same effect as an “Against” vote. Broker non-votes will be counted towards a quorum, but will have no effect on the vote for this Proposal No. 3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of capital stock (determined on an as-converted basis) are represented by votes at the Annual Meeting or by proxy. At the close of business on the record date, there were 16,776,785 shares of common stock outstanding constituting 16,776,785 votes, and 239,400 shares of Series B Preferred Stock outstanding constituting 47,366 votes outstanding and entitled to vote. Thus, a total of 16,824,151 shares are entitled to vote at the Annual Meeting and holders of common stock and Series B Preferred Stock representing at least 8,412,076 votes must be represented at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in our Annual Report on Form 10-K for the year ending December 31, 2007.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals on matters appropriate for stockholder action at the next annual meeting of the Company’s stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We anticipate our 2008 Annual Meeting of Stockholders will be held on or about May 21, 2008. To be considered for inclusion in proxy materials for our 2008 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than March 27, 2008, but no earlier than

February 25, 2008 to our Corporate Secretary at 10883 Thornmint Road, San Diego, CA 92127. If you wish to submit a proposal that is not to be included in the proxy materials for our 2008 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than April 26, 2008, but no earlier than March 27, 2008. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

Householding

We are sending only one Form 10-K report and proxy statement to street name stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Form 10-K or proxy statement in the future, they may telephone our Corporate Secretary at (858) 673-8600, or write to him at ImageWare Systems, Inc., 10883 Thornmint Road, San Diego, CA 92127. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Overview

There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. All of the nominees listed below currently serve as directors of the Company. Each nominee was elected by our stockholders, except for David Carey who was appointed by our Board of Directors effective February 6, 2006.

Directors are elected by a plurality of the votes present at the Annual Meeting or by proxy and entitled to vote at the Annual Meeting. The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named below or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

Nominees

The following table sets forth the names and ages of the nominees for director, and certain other information about them, as of October 24, 2007.

Name	Age	Principal Occupation/Position Held With the Company
Mr. S. James Miller, Jr.	54	Chief Executive Officer and Chairman of the Board of Directors
Mr. John Callan	61	Director
Mr. David Carey	63	Director
Mr. Patrick Downs	71	Director
Mr. Guy Steven Hamm	59	Director
Mr. John Holleran	81	Director
Mr. David Loesch	63	Director

S. James Miller, Jr. has served as our Chief Executive Officer since 1990 and Chairman of the Board since 1996. He also served as our President from 1990 until 2003. From 1980 to 1990, Mr. Miller was an executive with Oak Industries, Inc., a manufacturer of components for the telecommunications industry. While at Oak Industries, Mr. Miller served as a director and as Senior Vice President, General Counsel, Corporate Secretary and Chairman/President of Oak Industries’ Pacific Rim subsidiaries. He has a J.D. from the University of San Diego School of Law and a B.A. from the University of California, San Diego.

John Callan was appointed to the Board in September 2000. Since February 2007, Mr. Callan has served as Vice President, Strategy and Business Development at DHL Global Mail, Americas. From March 2006 to February 2007, Mr. Callan served DHL Global Mail as Vice President - Domestic Product Management. From 2001 to 2006, Mr. Callan served as Principal of Ursa Major Associates, LLC, the logistics strategy consulting firm he co-founded. From 1997 to 2002, he was an independent business strategy consultant in the imaging and logistics fields. From 1995 to 1997, Mr. Callan served as Chief Operating Officer for Milestone Systems, a shipping systems software company. From 1987 to 1995, he served as Director of Entertainment Imaging at Polaroid Corporation.  Mr. Callan is a graduate of the University of North Carolina.

David Carey was appointed to the Board in February 2006. Mr. Carey is a former Executive Director of the Central Intelligence Agency. Since April 2005, Mr. Carey has served as Executive Director for Blackbird Technologies, which provides state-of-the-art IT security expertise, where he assists the company with business development and strategic planning. Prior to joining Blackbird Technologies, Mr. Carey was Vice President, Information Assurance for Oracle Corporation from September 2001 to April 2005. In addition, Mr. Carey worked for the CIA for 32 years until 2001. During his career at the CIA, Mr. Carey held several senior positions including that of Executive Director, often referred to as the Chief Operating Officer, or No. 3 person in the agency, from 1997 to 2001. Before assuming that position, Mr. Carey was Director of the DCI Crime and Narcotics Center, the Director of the Office of Near Eastern and South Asian Analysis, and Deputy Director of the Office of Global Issues. Mr. Carey is a graduate of Cornell University and the University of Delaware.

Patrick Downs was appointed to the Board in August 1994. Since 1997, Mr. Downs has been Chairman of Control Commerce, LLC, an internet e-commerce business. He is also a founding stockholder of NTN Communications, Inc., an interactive television Company, and served as its Chairman and Chief Executive Officer from 1983 to 1997. Since 1999, Mr. Downs has also served on the board of directors of Tullamore Corp., a video services company. In 2002, Mr. Downs co-founded DNA Protective Corporation, a private company involved in marketing DNA testing services to the general public through the use of DNA technology which previously was only available to researchers. He currently serves as Chairman and CEO of DNA Protective Corporation.

Guy Steven Hamm was appointed to the Board in October 2004. Mr. Hamm served Aspen Holding, a privately held insurance provider, as CFO from December 2005 to February 2007. In 2002, Mr. Hamm retired from PricewaterhouseCoopers, where he was a national partner-in-charge of middle market. Mr. Hamm was instrumental in growing the Audit Business Advisory Services (ABAS) Middle Market practice at PricewaterhouseCoopers, where he was responsible for $300 million in revenue and more than 100 partners.  Mr. Hamm is a graduate of San Diego State University.

John Holleran was appointed to the Board in May 1996. Since 1974, Mr. Holleran has been a management and investment consultant. Prior to consulting, Mr. Holleran served as the Chief Financial Officer, Executive Vice President and Chief Operating Officer of Southwest Gas Corporation. He served as Executive Vice President of the Hawaii Corporation, a diversified holding company, and as President and Chairman of Property Research Financial Corporation, a real estate investment and syndication firm, from 1972 to 1974. Mr. Holleran has also served as a director of Kilroy Industries, a national office building and office park developer, as a director of Walker & Lee, a national full service real estate firm, and as a director of NTN Communications, Inc., a company engaged in the interactive television business.  Mr. Holleran is a graduate of Woodbury University.

David Loesch was appointed to the Board in September 2001 after 29 years of service as a Special Agent with the Federal Bureau of Investigations (“FBI”). At the time of his retirement from the FBI, Mr. Loesch was the Assistant Director in Charge of the Criminal Justice Information Services Division of the FBI. Mr. Loesch was awarded the Presidential Rank Award for Meritorious Executive in 1998 and has served on the board of directors of the Special Agents Mutual Benefit Association since 1996. He is also a member of the International Association of Chiefs of Police and the Society of Former Special Agents of the FBI, Inc. Mr. Loesch served in the United States Army as an Officer with the 101st Airborne Division in Vietnam. He holds a Bachelor’s degree from Canisius College and a Master’s degree in Criminal Justice from George Washington University. Mr. Loesch is currently a private consultant on public safety and criminal justice solutions.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

DIRECTOR INDEPENDENCE AND BOARD MEETINGS

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the listing standards of The American Stock Exchange (the “AMEX”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable AMEX listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and ImageWare, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable AMEX listing standards, except for Mr. Miller, our Chairman of the Board and Chief Executive Officer.

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During 2006, the Board of Directors met three times and acted by unanimous written consent eight times. None of our directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was eligible to attend.

POLICY REGARDING BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The policy of our Board of Directors with regard to attendance by members of the Board of Directors at annual meetings is not to require attendance at such annual meetings, but members of the Board of Directors are free to attend if they choose to do so. None of our outside directors attended our 2006 annual meeting of stockholders.

INFORMATION REGARDING BOARD COMMITTEES

Our Board of Directors has established standing Audit, Compensation and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. Below is a description of the committees and their functions, their current members, and the number of meetings held by them during 2006. Each director attended at least 75% of the meetings of the committees of Board of Directors on which he served, held during the period for which he was a committee member.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of our financial statements and its financial reporting and disclosure practices; (2) our compliance with legal and regulatory requirements; and (3) the qualification and independence of our independent accountants and the performance of the audit of our financial statements by the independent accountants. The Audit Committee also provides an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee held five meetings in 2006 and did not act by unanimous written consent in 2006. Our amended, written Audit Committee Charter adopted by the Board of Directors was attached as an Appendix to our 2005 Proxy Statement. The Audit Committee consists of Guy Steven Hamm, Jack Holleran and David Loesch. Mr. Hamm currently serves as its designated “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (the “SEC”) rules. The Board made a qualitative assessment of Mr. Hamm’s level of knowledge and experience based on a number of factors, including his formal education and prior employment and positions with PricewaterhouseCoopers. The members of the Audit Committee are independent as defined by the listing standards of the AMEX.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and performs other functions regarding compensation as the Board may delegate. The Compensation Committee is comprised of Messrs. Callan, Downs and Holleran. All members of our Compensation Committee are independent as defined by the AMEX listing standards. The Compensation Committee held two meetings in 2006 and did not act by unanimous written consent in 2006. The Compensation Committee operates pursuant to a charter approved by our Board and the Compensation Committee, a copy of which is attached hereto as Appendix A.

The report of the Compensation Committee is included herein on page 22.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors consisted of Messrs. Callan, Downs and Holleran during the fiscal year ended December 31, 2006. No member of the Compensation Committee was at any time during or prior to the fiscal year ended December 31, 2006, an officer or employee of ImageWare. No interlocking relationship existed between Mr. Callan, Mr. Downs or Mr. Holleran and any member of any other company’s board of directors, board of trustees or Compensation Committee during that period.

Nominating Committee

The Nominating Committee makes recommendations concerning the consideration of nominees to serve on the Board. The Nominating Committee is comprised of Messrs. Downs, Callan and Loesch. All members of our Nominating Committee are independent as defined by AMEX listing standards. The Nominating Committee does not have a charter. The Nominating Committee held one meeting in 2006 and did not act by unanimous written consent in 2006.

Director Nominations

Our bylaws provide that nominations for election to our Board of Directors must be made by a committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing, received by our Secretary not less than 45 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as director if so elected and the following information as to each proposed nominee: (a)(i) the candidate’s name, age, business address and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class and number of shares of the Company which are beneficially owned by the candidate, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b)(i) the name and record address of the stockholder making the recommendation, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder.

There are no specific minimum qualifications that the Board of Directors requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

•                                          the highest ethical standards and integrity;

•                                          a willingness to act on and be accountable for Board decisions;

•                                          an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

•                                          a history of achievement that reflects high standards for the director candidate and others;

•                                          loyalty and commitment to driving the success of the Company;

•                                          the independence requirements imposed by the SEC and AMEX; and

•                                          a background that provides a portfolio of experience and knowledge commensurate with our needs.

Our Nominating Committee considers director candidates that are suggested by members of the Board, as well as management and stockholders. The Nominating Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, in its sole discretion. We do not have a policy regarding the consideration of nominees submitted by stockholders. The Nominating Committee treats the review of all nominees the same whether they are submitted by stockholders or from other sources and does not believe that a separate written policy specific to the treatment of stockholder nominees is warranted.

The Nominating Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals.

Stockholder Communications with the Board of Directors

Stockholders of ImageWare wishing to communicate with ImageWare ‘s Board of Directors or an individual director may send a written communication to the Board or such director c/o ImageWare Systems, Inc., 10883 Thornmint Road, San Diego, CA 92127, Attn: Wayne Wetherell, Secretary. Each communication must set forth:

•                  the name and address of the ImageWare stockholder on whose behalf the communication is sent; and

•                  the number of ImageWare shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by ImageWare’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions as of October 24, 2007 for our executive officers and certain significant employees not discussed above:

Name	Age	Principal Position(s) Held With the Company
Mr. Wayne Wetherell	55	Sr. Vice President, Administration, Chief Financial Officer, Secretary and Treasurer
Mr. Charles AuBuchon	63	Vice President, Business Development
Mr. William Willis	48	Executive Vice President, Sales
Mr. David Harding	38	Vice President and Chief Technical Officer

Wayne Wetherell has served as our Senior Vice President, Administration and Chief Financial Officer since May 2001 and additionally as our Secretary and Treasurer since October 2005. From 1996 to May 2001, he served as Vice President of Finance and Chief Financial Officer. From 1991 to 1996, Mr. Wetherell was the Vice President and Chief Financial Officer of Bilstein Corporation of America, a manufacturer and distributor of automotive parts. Mr. Wetherell holds a B.S. degree in Management and an M.S. degree in Finance from San Diego State University.

Chuck AuBuchon has served as our Vice President, Business Development since January 2007. From 2004 to 2007 he served as Vice President, Sales. From 2003 to 2004, he served as Director of North American Sales. From 2000 to 2003, Mr. AuBuchon was Vice President Sales & Marketing at Card Technology Corporation, a manufacturer of Card Personalization Systems, where he was responsible for distribution within the Americas, Asia Pacific and EMEA (Europe, Middle East and Africa) regions. From 1992 to 2000, Mr. AuBuchon held various sales management positions, including Vice President Sales and Marketing, for Gemplus and Datacard.  Mr. AuBuchon is a graduate of Pennsylvania State University.

William Willis has served as our Executive Vice President, Sales since January 2007. From 2006 to 2007 he served as Executive Vice President, Business Development. From 2003 to January 2006, he served as our Senior Vice President of Technology and Business Development. From 2001 until July 2003, Mr. Willis served as the Chief Technology Officer for Iridian Technologies, a developer of authentication technologies based on iris recognition. From 2000 to 2001, Mr. Willis was the Chief Operating Officer of e-dn.com. From 1993 to 2000, Mr. Willis served as Chief Technology Officer and Vice President of Engineering of Access360 (formerly known as Enable Solutions).

David Harding has served as our Vice President and Chief Technology Officer since January 2006. Before joining us, Mr. Harding was the Chief Technology Officer at IC Solutions, Inc., where he was responsible for all technology departments including the development and management of software development, IT and quality assurance as well as their respective hardware, software and human resource budgets from 2001 to 2003. He was the Chief Technology Officer at Thirsty.com from 1999 to 2000, the Chief Technology Officer at Fulcrum Point Technologies, Inc., from 1996 to 1999, and consultant to Access360, which is now part of IBM/Tivoli, from 1995 to 1996.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The Company’s compensation program is intended to support the achievement of specific annual and long-term operational and strategic goals by the Company by attracting and rewarding employees for superior results. A key objective of the program is to align executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.

The Compensation Committee of the Board has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive.

The Compensation Committee evaluates both performance and compensation in an effort to ensure that the Company maintains its ability to attract and retain individuals of superior ability and managerial talent in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executive officers should include both cash and stock-based compensation that rewards individual and corporate performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Company’s executive officers.  Regarding the establishment of base salary levels payable throughout 2006 and cash and equity incentives in respect of 2006 performance, the Company’s Chief Executive Officer, S. James Miller, provided input and arranged for the Compensation Committee to have access to Company records and personnel for purposes of its deliberations.  The Company’s Sr. Vice President Administration, Chief Financial Officer, Secretary and Treasurer, Wayne G. Wetherell, also provided input to the Compensation Committee to this end.  With respect to compensation levels of executive officers in 2007 with respect to 2006 performance, S. James Miller reviewed the performance of each executive officer (other than his own, which was reviewed by the Compensation Committee) and provided such input and observations to the Compensation Committee. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments for 2007 for 2006 performance, were presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation in an effort to motivate the Company’s executive officers to achieve the business goals set by the Company and reward them for achieving such goals. In furtherance of these objectives, in 2005 the Compensation Committee engaged Compensia, an outside consulting firm, to assess and evaluate its total compensation program for the executive officers of the Company and provide the Compensation Committee with relevant market data and recommendations to consider when developing  compensation packages for the executive officers. Compensia provided market data for peer-group companies such as ActiveCard, Authentidate Holding Corp., CAM Solutions, Cogent, Connetix, CSP, Identix, IPIX, Lasercard, Loudeye, Merge Technologies, Raining Data, SAFLINK, Smith Micro Software, Vasco Data, Viewpoint and Viisage Technology.

Management plays a significant role with respect to the process of setting compensation for executive officers, other than the Chairman and Chief Executive Officer, by:

•                  providing performance evaluations;

•                  developing and recommending targets for performance and objectives; and

•                  recommending salary levels, incentives and equity awards.

Management provides the Committee and the Board with material for each Committee meeting and the Chairman and Chief Executive Officer, at the Committee’s request to provide:

•                  background relative to strategic objectives:

•                  discussion relative to performance evaluations of the executive officers; and

•                  compensation recommendations as to executive officers (other than himself).

In making compensation decisions, the Compensation Committee compared each element of the executive’s total compensation package with the research and recommendations of Compensia.

The Compensation Committee believes that the Company competes with many companies for top executive-level talent. Accordingly, the Compensation Committee strives to implement compensation packages for the Company’s executive officers that are competitive with total compensation paid to similarly situated executives. Variations to this objective may occur as dictated by the experience level of the individual and market factors. A significant percentage of total compensation for Company executive officers is allocated to incentives as a result of the philosophy mentioned above. Nevertheless, strictly speaking, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for executive officers were:

•   base salary; and

•   long-term equity incentive compensation in the form of stock options and restricted stock.

Base Salary.  The Company provides its executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executive officers for 2006, the Compensation Committee primarily considered:

•   market data provided by our outside consultant and data published by independent third-party sources;

•   internal review of the executive’s compensation, both individually and relative to other executive officers; and

•   individual performance and responsibility of the executive.

Salary levels for named executives not under employment contracts are considered annually as part of the Company’s performance review process as well as upon a promotion or other material change in job responsibility. Merit-based increases to salaries of executive officers are determined upon assessment of the individual’s performance and responsibility.

Long-Term Equity Incentive Compensation. The Company’s long-term incentive compensation program is designed to recognize the executive’s scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executives with our stockholders and retain the executives through the term of the awards. When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under existing plans and the status of awards granted in previous years. The amount of equity incentive compensation granted in 2006 was based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of Company stock.

Effective January 1, 2006, the Company adopted the requirements of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”), which requires companies to estimate the fair value of share-based payment option awards on the date of grant using an option-pricing model. The value of the awards that are ultimately expected to vest are recognized as compensation expense over the requisite service periods using the straight-line method. When determining the appropriate form of incentive award (for example whether stock options, restricted stock, restricted stock units, or stock appreciation rights, each of which the 1999 Stock Award Plan permits, should be used) the Compensation Committee’s goal is to weigh the cost of these grants with their potential benefits as a compensation tool.

Retirement and Other Benefits. All Company employees in the United States are eligible to participate in the 401(k) Savings Plan, or Savings Plan. The Savings Plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including the named executive officers, are able to contribute.  The Savings Plan provides for annual contributions by the Company of 50% of employee contributions not to exceed 8% of employee compensation.  Participants may contribute up to 100% of the annual contribution limitations determined by the Internal Revenue Service. Employees are fully vested in their share of the Company’s contributions after the completion of five years of service.

Tax and Accounting Implications.  As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the named executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and the persons who were, at December 31, 2006, our three other most highly compensated executive officers during 2006, collectively referred to as our named executive officers.

			Stock		Option	All Other
Name and Principal Position	Year	Salary	Awards		Awards(1)	Compensation		Total

S. James Miller, Jr. Chairman of the Board and Chief Executive Officer	2006	$299,230	$167,540	(2)	$168,648	$12,015	(3)	$647,433

Wayne G. Wetherell Senior Vice President Administration, Chief Financial Officer, Secretary, and Treasurer	2006	177,022	$75,702	(4)	$91,079			$343,803

William Willis Executive Vice President Sales	2006	229,917	$—		$100,780			$330,697

Charles AuBuchon Vice President Business Development	2006	152,600	$—		$117,557			$270,157

David Harding Vice President and Chief Technical Officer	2006	138,107	$—		$36,052			$174,159

(1) The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the provisions of SFAS 123R and thus may include amounts from awards granted prior to 2006.  Assumptions used in the calculation of these amounts are included in Notes to the Consolidated Financial Statements for the fiscal year ended December 31, 2006, included in the Company’s annual report on Form 10-K filed with the SEC on April 17, 2007.

(2) Represents the quarterly vesting of 124,162 restricted shares granted on March 30, 2004, and the vesting of 109,700 restricted shares granted on September 27, 2005 for Mr. Miller. The restricted shares granted in September 2005 vest one-third after one year with the remainder vesting ratably on a quarterly basis over two years ending September 27, 2008.

(3) Consists of $8,000 in 401(K) matching contributions, $1,215 in life insurance premiums and $2,000 in club membership.

(4) Represents the quarterly vesting of 80,281 restricted shares granted on March 30, 2004 and the vesting of 52,600 restricted shares granted on September 27, 2005.  The restricted shares granted in September 2005 vest one-third after one year with the remainder vesting ratably on a quarterly basis over two years ending September 27, 2008.

2006 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in 2006 under our plans.

		All Other
		Stock	Exercise or	Grant Date
		Awards:	Base	Fair Value
		Number of	Price of	of Stock
		Securities	Option	and Option
	Grant	Underlying	Awards(2)	Awards(3)
Name	Date	Options(1)	($/Sh)	($)

Charles AuBuchon	1/13/2006	60,000	1.99	87,000

William Willis	1/13/2006	60,000	1.99	87,000

David Harding	1/31/2006	100,000	1.65	120,000

(1) The shares subject to each option vest over a three year period, with 33 1/3% of the shares subject to each option vesting on each anniversary at the grant date. The options expire ten years from the date of grant.

(2) The exercise price is the closing price of the Company’s Common Stock on the date of grant.

(3) The fair value of the Company’s stock options is computed using the Black-Scholes valuation model.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive awards held by each of the named executive officers outstanding as of December 31, 2006.

	Option Awards					Stock Awards
	Number of		Number of					Market
	Securities		Securities			Number of		Value of
	Underlying		Underlying			Shares or		Shares or
	Unexercised		Unexercised			Units of		Units of
	Unearned		Unearned	Option		Stock That		Stock That
	Options:		Options:	Exercise	Option	Have Not		Have Not
	#		#	Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable	($)	Date	(#)		($)

S. James Miller, Jr.	75,000		—	$3.00	9/12/2011	74,332	(6)	$126,364
	25,000		—	$1.97	5/28/2013
	100,000		—	$2.40	10/28/2014
	33,336	(1)	66,664	$2.62	8/16/2015
	36,572	(2)	73,128	$2.36	9/27/2015

Wayne G. Wetherell	10,000		—	$3.00	9/12/2011	37,372	(7)	$63,532
	10,000		—	$1.97	5/28/2013
	50,000		—	$2.40	10/28/2014
	20,000	(1)	40,000	$2.62	8/16/2015
	17,536	(2)	35,064	$2.36	9/27/2015

William Willis	67,500	(7)	—	$2.65	10/1/2013	—		—
	34,000	(3)	16,000	$2.30	10/15/2014
	20,000	(1)	40,000	$2.62	8/16/2015
	0	(5)	60,000	$1.99	1/13/2016

Charles AuBuchon	9,164		836	$3.00	12/31/2013	—		—
	27,000	(3)	13,000	$2.30	10/15/2014
	10,000	(4)	20,000	$3.19	4/1/2015
	20,000	(1)	40,000	$2.62	8/16/2015
	0	(5)	60,000	$1.99	1/13/2016

David Harding	0	(6)	100,000	$1.65	1/31/2016	—		—

(1)           These options vest over three years with one third vesting 8/16/2006 and the remainder vesting in equal quarterly installments thereafter.

(2)           These options vest over three years with one third vesting 9/27/2006 and the remainder vesting in equal quarterly installments thereafter.

(3)           These options vest over three years with one third vesting on each of 10/15/2005, 10/15/2006 and 10/15/2007.

(4)           These options vest over three years with one third vesting on each of 4/1/2006, 4/1/2007 and 4/1/2008.

(5)           These options vest over three years with one third vesting 1/13/2007 and the remainder vesting in equal quarterly installments thereafter.

(6)           These options vest over three years with one third vesting 1/31/2007 and the remainder vesting in equal quarterly installments thereafter.

(7)           These options vest over three years with one third vesting 12/31/2005 and the remainder vesting in equal quarterly installments thereafter.

Options Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options and vesting of stock for each of the named executive officers during 2006.  There were no exercises of stock options by our named executive officers in 2006.

	Stock Awards
	Number of	Value
	Shares	Realized
	Acquired on	on Vesting
Name	Vesting	($)

S. James Miller, Jr.(1)	87,101	167,540

Wayne G. Wetherell(2)	39,451	75,702

(1) Represents the quarterly vesting of 124,162 restricted shares granted on March 30, 2004 and the vesting of 109,700 restricted shares granted on September 27, 2005. The restricted shares granted in September 2005 vest one-third after one year with the remainder vesting ratably on a quarterly basis over two years ending September 27, 2008.

(2) Represents the quarterly vesting of 80,281 restricted shares granted on March 30, 2004 and the vesting of 52,600 restricted shares granted on September 27, 2005.  The restricted shares granted in September 2005 vest one-third after one year with the remainder vesting ratably on a quarterly basis over two years ending September 27, 2008.

Employment Contracts

Employment Agreement with S. James Miller, Jr. On October 1, 2005, we entered into an employment agreement with Mr. Miller pursuant to which Mr. Miller will serve as President and Chief Executive Officer. This agreement is for a three-year term ending September 30, 2008. This agreement provides for annual base compensation in the amount of $291,048, which amount will be increased based on cost-of-living increases. Under this agreement, we will reimburse Mr. Miller for reasonable expenses incurred in connection with our business. Under the terms of the agreement, Mr. Miller will be entitled to the following severance benefits if we terminate his employment without cause or in the event of an involuntary termination: (i) a lump sum cash payment equal to twenty-four months’ base salary; (ii) continuation of Mr. Miller’s fringe benefits and medical insurance for a period of three years; and (iii) immediate vesting of 50% of Mr. Miller’s outstanding stock options and restricted stock awards. In the event that Mr. Miller’s employment is terminated within six months prior to or thirteen months following a change of control (defined below), Mr. Miller is entitled to the severance benefits described above, except that 100% of Mr. Miller’s outstanding stock options and restricted stock awards will immediately vest.

Employment Agreement with Wayne Wetherell. On October 1, 2005, we entered into an amended employment agreement with Mr. Wetherell pursuant to which Mr. Wetherell will serve as our Chief Financial Officer. This agreement is for a three-year term ending September 30, 2008. This agreement provides for annual base salary in the amount of $174,100, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Under this agreement, we will reimburse Mr. Wetherell for reasonable expenses incurred in connection with our business. Under the terms of the agreement, Mr. Wetherell will be entitled to the following severance benefits if we terminate his employment without cause or in the event of an involuntary termination: (i) a lump sum cash payment equal to twelve months; (ii) continuation of Mr. Wetherell’s fringe benefits and medical insurance for a period of three years; (iii) immediate vesting of 50% of Mr. Wetherell’s outstanding stock options and restricted stock awards. In the event that Mr. Wetherell’s employment is terminated within six months prior to or thirteen months following a change of control (defined below), Mr. Wetherell is entitled to the severance benefits described above, except that 100% of Mr. Wetherell’s outstanding stock options and restricted stock awards will immediately vest.

Change of Control and Severance Benefits Agreement with Charles AuBuchon. On October 31, 2005, we entered into a Change of Control and Severance Benefits Agreement with Mr. Charles AuBuchon, our Vice President of Sales. This agreement has a three-year term, commencing on October 31, 2005. Subject to the conditions and other limitations set forth therein, Mr. AuBuchon will be entitled to the following severance benefits if we terminate his employment without cause prior to the closing of any change of control transaction: (i) a lump sum cash payment equal to six months of base salary; and (ii) continuation of Mr. AuBuchon’s health insurance benefits until the earlier of six (6) months following the date of termination, the date on which he is no longer entitled to continuation coverage pursuant to COBRA or the date that he obtains comparable health insurance coverage. In the event that Mr. AuBuchon’s employment is terminated within the twelve months following a change of control, he is entitled to the severance benefits described above, plus his stock options will immediately vest and become exercisable.  Mr. AuBuchon’s eligibility to receive severance payments or other benefits upon his termination is conditioned upon him executing a general release of liability.

Change of Control and Severance Benefits Agreement with David Harding. On May 21, 2007, we entered into a Change of Control and Severance Benefits Agreement with Mr. David Harding, our Vice President and CTO. This agreement has a three-year term, commencing on May 21, 2007. Subject to the conditions and other limitations set forth therein, Mr. Harding will be entitled to the following severance benefits if we terminate his employment without cause prior to the closing of any change of control transaction: (i) a lump sum cash payment equal to six months of base salary; and (ii) continuation of Mr. Hardings’s health insurance benefits until the earlier of six (6) months following the date of termination, the date on which he is no longer entitled to continuation coverage pursuant to COBRA or the date that he obtains comparable health insurance coverage. In the event that Mr. Harding’s employment is terminated within the twelve months following a change of control, he is entitled to the severance benefits described above, plus his stock options will immediately vest and become exercisable.  Mr. Harding’s eligibility to receive severance payments or other benefits upon his termination is conditioned upon him executing a general release of liability.

For purposes of each of the above-referenced agreements, termination for “cause” generally means the executive’s commission of an act of fraud or similar conduct which is intended to result in substantial personal enrichment of the executive, conviction or plea of nolo contendere to a felony, gross negligence or breach of fiduciary duty that results in material injury to us, material breach of the executive’s proprietary information agreement that is materially injurious to us, willful and material failure to perform his duties as an officer or employee of the Company or material breach of his employment agreement and the failure to cure such breach in a specified period of time or a violation of a material Company policy that is materially injurious to the Company.  A “change in control” as used in these agreements generally means the occurrence of any of the following events: (i) the acquisition by any person or group of 50% or more of our outstanding voting stock, (ii) the consummation of a merger, consolidation, reorganization, or similar transaction other than a transaction: (1) in which substantially all of the holders of the Company’s Voting Stock hold or receive directly or indirectly 50% or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of the Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company); (iii)  there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, 50% or more of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or (iv)  individuals who, on the date the applicable agreement was adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the applicable agreement, be considered as a member of the Incumbent Board.

Potential Payments Upon Termination or Change in Control

The following tables summarize the potential payments to certain of our named executive officers upon a termination of employment or a change in control. The amounts shown in the tables are only estimates and apply the assumption that employment terminated on December 31, 2006.  The calculations of payments related to equity reflect the closing price of our common stock on December 29, 2006 (the last business day before that date) on the American Stock Exchange.  The amounts set forth below do not include accrued obligations such as salary and other amounts payable with respect to days previously worked, accrued vacation time and other accrued amounts that were fully earned and vested as of December 31, 2006, and would be payable in connection with the executive’s employment.

S. James Miller, Jr. The following table describes the potential payments upon termination or a change in control for Mr. Miller, our Chief Executive Officer.

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause		Change in
Upon Termination(1)	Termination	Termination		Control

Cash	$—	$603,460	(2)	$603,460	(2)
Equity	$—	$63,182	(3)(4)	$126,364	(3)(4)
Fringe Benefits	$—	$56,819	(5)	$56,819	(5)

(1)          For purposes of this analysis, we assumed Mr. Miller’s compensation is based on current base salary of $301,730.

(2)          Mr. Miller’s cash severance benefit under an involuntary, good reason termination or a termination due to a change in control is equal to two times annual compensation.

(3)          Mr. Miller’s equity severance benefit under an involuntary or good reason termination is the immediate vesting of 50% of Mr. Miller’s outstanding stock options and restricted stock awards.  In the event that Mr. Miller’s employment is terminated within six months prior to or thirteen months following a change in control, Mr. Miller is entitled to the immediate vesting of 100% of Mr. Miller’s outstanding stock options and restricted stock awards.

(4)          This amount was calculated from the unexercised unexercisable stock options and unvested stock awards held by Mr. Miller on December 31, 2006.  The stock option award amount was calculated by multiplying the number of securities underlying the unexercised unexercisable options by the difference between the option price and the price per share of common stock on the date of termination.  The unvested stock award amount was calculated by multiplying the number of unvested shares of stock by the price per share on the date of termination.

(5)          Mr. Miller’s fringe benefits consist of medical and life insurance for a period of three years.

Wayne G. Wetherell. The following table describes the potential payments upon termination or a change in control for Mr. Wetherell, our Sr. Vice President Administration, Chief Financial Officer, Secretary and Treasurer.

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause		Change in
Upon Termination(1)	Termination	Termination		Control

Cash	$—	$180,522	(2)	$180,522	(2)
Equity	$—	31,766	(3)(4)	63,532	(3)(4)
Fringe Benefits	$—	$55,565	(5)	$55,565	(5)

(1)          For purposes of this analysis, we assumed Mr. Wetherell’s compensation is based on current base salary of $180,522.

(2)          Mr. Wetherell’s cash severance benefit under an involuntary, good reason termination or a termination due to a change in control is equal to the amount of his annual compensation.

(3)          Mr. Wetherell’s equity severance benefit under an involuntary or good reason termination is the immediate vesting of 50% of Mr. Wetherell’s outstanding stock options and restricted stock awards.  In the event that Mr. Wetherell’s employment is terminated within six months prior to or thirteen months following a change in control, Mr. Wetherell is entitled to the immediate vesting of 100% of Mr. Wetherell’s outstanding stock options and restricted stock awards.

(4)          This amount was calculated from the unexercised unexercisable stock options and unvested stock awards held by Mr. Wetherell on December 31, 2006.  The stock option award amount was calculated by multiplying the number of securities underlying the unexercised unexercisable options by the difference between the option price and the price per share of common stock on the date of termination.  The unvested stock award amount was calculated by multiplying the number of unvested shares of stock by the price per share on the date of termination.

(5)          Mr. Wetherell’s fringe benefits consist of medical and life insurance for a period of three years.

Charles AuBuchon. The following table describes the potential payments upon termination or a change in control for Mr. AuBuchon, our  Vice President Business Development.

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause		Change in
Upon Termination(1)	Termination	Termination		Control

Cash	$—	$77,500	(2)	$77,500	(2)
Equity	$—	$—		$—
Fringe Benefits	$—	$13,370	(3)	$13,370	(3)

(1)          For purposes of this analysis, we assumed Mr. AuBuchon’s compensation is based on current base salary of $155,000.

(2)          Mr. AuBuchon’s cash severance benefit under an involuntary, good reason termination or a termination due to a change in control is equal to six months of annual compensation.

(3)   Mr. AuBuchon’s fringe benefits consist of medical and life insurance for a period of six months.

David Harding. The following table describes the potential payments upon termination or a change in control for Mr. AuBuchon, our  Vice President Business Development.

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause		Change in
Upon Termination(1)	Termination	Termination		Control

Cash	$—	$92,500	(2)	$92,500	(2)
Equity	$—	$—		$—
Fringe Benefits	$—	$7,942	(3)	$7,942	(3)

(1)          For purposes of this analysis, we assumed Mr. Harding’s compensation is based on current base salary of $185,000.

(2)          Mr. Harding’s cash severance benefit under an involuntary, good reason termination or a termination due to a change in control is equal to six months of annual compensation.

(3)          Mr. Harding’s fringe benefits consist of medical and life insurance for a period of six months.

DIRECTOR COMPENSATION

Each non-employee director of the Company receives a monthly retainer of $2,000 for serving on the Board. Board members who also serve on the Audit Committee receive additional compensation. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. For the fiscal year ended December 31, 2006, the total amounts paid to non-employee directors as compensation (excluding reimbursable expenses) was $145,575.

Non-employee directors of the Company are also eligible to receive stock option grants under the Amended and Restated 1999 Stock Award Plan (the “1999 Plan”) or the 2001 Equity Incentive Plan (the “2001 Plan”). Options granted under the 1999 Plan and the 2001 Plan are intended by the Company not to qualify as incentive stock options under the Code.

The term of options granted under the 1999 Plan and 2001 Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, an equivalent option will be substituted by the successor corporation, provided, however, that the Company may cancel outstanding options upon consummation of the transaction by giving at least thirty (30) days notice.

During the last fiscal year, the Company granted 40,000 options under the 1999 Plan to non-employee directors of the Company. The fair market value of the common stock underlying such options on the date of grant is based on the closing sales price reported on the American Stock Exchange for the date of each such grant. John Callan was granted 5,000 options at an exercise price per share of $1.99 under the 1999 Plan. The fair market value of such common stock on the date of grant was $1.99 per share. Patrick Downs was granted 5,000 options at an exercise price per share of $1.99 under the 1999 Plan. The fair market value of such common stock on the date of grant was $1.99 per share. John Holleran was granted 5,000 options at an exercise price per share of $1.99 under the 1999 Plan. The fair market value of such common stock on the date of grant was $1.99 per share. David Loesch was granted 10,000 options at an exercise price per share of $1.99 under the 1999 Plan. The fair market value of such common stock on the date of grant was $1.99 per share. G. Steve Hamm was granted 5,000 options at an exercise price per share of $1.99 under the 1999 Plan. The fair market value of such common stock on the date of grant was $1.99 per share. David Carey was granted 10,000 options at an exercise price per share of $2.20 under the 1999 Plan.  The fair market value of such common stock on the date of grant was $2.20 per share. As of October 24, 2007, no options had been exercised by non-employee directors under any plans maintained by the Company.

The following table sets forth the compensation of the Company’s directors for the 2006 fiscal year.

	Fees
	Earned or
	Paid in	Option
	Cash	Awards(1)(2)(3)	Total
Name and Principal Position	($ )	($ )	($ )

John Callan	24,000	13,368	37,368

Patrick Downs	24,000	18,215	42,215

John Holleran	22,075	13,368	35,443

David Loesch	27,125	13,254	40,379

Guy Steven Hamm	26,375	6,559	32,934

David Carey	22,000	5,108	27,108

(1) The grant date per share fair value of options issued to Messrs. Callan, Downs, Holleran, Loesch and Hamm in 2006 was $1.45; the grant date per share fair value of options issued to Mr. Carey in 2006 was 1.60.

(2) The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the provisions of SFAS 123R and thus may include amounts from awards granted prior to 2006.  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

(3) The aggregate number of stock option awards outstanding at the end of fiscal 2006 for each director were as follows: John Callan (32,535); Patrick Downs (36,261); John Holleran (30,261); David Loesch (37,000); Guy Steven Hamm (17,000); and David Carey (10,000).

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ImageWare under the Securities Act or the Exchange Act, except to the extent ImageWare specifically incorporates this report by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John Callan

Patrick Downs

John Holleran

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth additional information as of December 31, 2006, with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements.  The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options and other rights.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1994 Employee Stock Option Plan	43,770	$2.15	—
1999 Stock Award Plan amended and restated as of June 7, 2005	1,291,572	$2.07	90,899
Equity compensation plans not approved by security holders:
2001 Equity Incentive Plan	420,606	$2.67	—
Total	1,755,948	$2.20	90,899

Description of Equity Compensation Plans Not Approved by Security Holders.

2001 Equity Incentive Plan.

On September 12, 2001, the Company’s Board of Directors adopted the 2001 Equity Incentive Plan (the “2001 Plan”). Under the terms of the 2001 Plan, the Company may issue stock awards to employees, directors and consultants of the Company, and such stock awards may be given for non-statutory stock options (options not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code), stock bonuses, and rights to acquire restricted stock. The number of options issued and outstanding and the number of options remaining available for future issuance are shown in the table above.

The 2001 Plan is administered by the Board of Directors or a Committee of the Board as provided in the 2001 Plan. Options granted under the 2001 Plan shall not be less than 85% of the market value of the Company’s common stock on the date of the grant, and, in some cases, may not be less than 110% of such fair market value. The term of options granted under the 2001 Plan as well as their vesting are determined by the Board and to date, options have been granted with a ten-year term and vesting over a three-year period. While the Board may suspend or terminate the 2001 Plan at any time, if not terminated earlier, it will terminate on the day before its tenth anniversary of the date of adoption.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 24, 2007, with respect to the beneficial ownership of shares of Common Stock and Series B Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of Common Stock or Series B Preferred Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group.

	Beneficial Ownership(1)
	Series B Preferred Stock			Common Stock
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (2)		Number of Shares	Percent of Class (3)
Directors and Named Executive Officers:
S. James Miller, Jr.(4)	0		*%	653,494	3.8%
John Callan(5)	0		*	66,305	*
David Carey(6)	0		*	10,835	*
Patrick Downs(7)	0		*	70,690	*
G. Steve Hamm(8)	0		*	14,754	*
John Holleran(9)	0		*	24,693	*
David Loesch(10)	0		*	38,681	*
Wayne Wetherell(11)	0		*	301,414	1.71
William Willis(12)	0		*	197,500	*
Charles AuBuchon(13)	0		*	170,000	*
David Harding (14)	0		*	58,375	*
Total Shares Held By Directors and Executive Officers	0		*%	1,606,740	9.0%
5% Stockholders:
Gruber & McBaine Capital Management LLC 50 Osgood Place San Francisco, CA(15)	0		*%	4,005,521	23.88%
Wesley Hampton	16,000	6.68		3,033	*
Howard Harrison(16)	20,000	8.35		4,197	*
Darrelyn Carpenter(17)	28,500	11.90%		59,270	*

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each listed stockholder is c/o ImageWare Systems, Inc., 10883 Thornmint Road, San Diego, CA 92127.

(2)

The percentages set forth below are based on 239,400 shares of Series B Preferred Stock outstanding as of October 24, 2007. The holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock were convertible, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of November 1, 2007, each share of Series B Preferred Stock was convertible into approximately 0.1979 shares of our common stock.

(3)	The percentages set forth below are based on 16,776,785 shares of common stock outstanding as of November 1, 2007.

(4)

Mr. Miller serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Includes 84,680 shares held jointly with spouse and by sons and 348,137 options exercisable within 60 days of October 24, 2007.

(5)	Includes 26,305 options exercisable within 60 days of October 24, 2007.

(6)	Includes 5,835 options exercisable within 60 days of October 24, 2007.

(7)	Includes 28,039 options exercisable within 60 days of October 24, 2007.

(8)	Includes 14,754 options exercisable within 60 days of October 24, 2007.

(9)	Includes 24,031 options exercisable within 60 days of October 24, 2007.

(10)	Includes 29,681 options exercisable within 60 days of October 24, 2007.

(11)	Includes 165,068 options exercisable within 60 days of October 24, 2007.

(12)	Includes 197,500 options exercisable within 60 days of October 24, 2007.

(13)	Includes 150,000 options exercisable within 60 days of October 24, 2007.

(14)	Includes 58,375 options exercisable within 60 days of October 24, 2007.

(15)	Based on certain records of the Company and Schedule 13G filed with the SEC. Includes 504,056 shares issuable upon the exercise of warrants within 60 days of October 24, 2007.

(16)	Comprised of 406 shares of common stock held by Mr. Harrison and 20,000 shares of Series B Preferred Stock held by the Howard Harrison IRA Account, for which Mr. Harrison exercises voting control.

(17)

Comprised of (i) 51,027 shares of common stock and 28,500 shares of Series B Preferred Stock held by Darrelyn Carpenter, and (ii) 2,841 shares of common stock held by other individuals for which Mr. Carpenter is either custodian or trustee and exercises voting power.

PROPOSAL 2

AMENDMENT OF AMENDED AND RESTATED 1999 STOCK AWARD PLAN

Overview

We are asking you to approve an amendment to the Amended and Restated 1999 Stock Award Plan, which we refer to as the 1999 Plan.

As of November 14, 2007, there are 1,669,751 options and 81,144 shares of restricted stock outstanding with 32,712 shares currently available for future grants under the 1999 Plan. To date, an aggregate of 494,771 shares of common stock have been issued pursuant to awards exercised under the 1999 Plan and, as a consequence, those shares are no longer available for issuance under the plan.

On November 9, 2007, our Board of Directors approved an amendment to the 1999 Plan, subject to stockholder approval, pursuant to which an additional 1,000,000 shares would be reserved for issuance under the plan. If our stockholders approve this proposed amendment, it would have the effect of immediately adding 1,000,000 shares to the plan. Assuming the Company’s equity structure otherwise remains unchanged, the issuance of these shares pursuant to awards under the 1999 Plan would dilute your respective percentage ownership in the Company by up to approximately 5.6%.

The Board has concluded that it is in the best interests of stockholders to enhance the Company’s fundamental objectives of a long-term incentive compensation program that will align the interests of management and the stockholders and create long-term shareholder value. Our Board of Directors believes that the amendment of the 1999 Plan increases our ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate and retain talented personnel. The amendment was designed to enhance the flexibility of our Board and the Compensation Committee to grant equity-based awards permitted under the 1999 Plan to such persons and at such levels as may be determined by our Compensation Committee to be appropriate at the time of grant in light of the circumstances then prevailing.

A copy of the 1999 Plan, as approved by the Board on November 9, 2007, and which will be effective upon receipt of approval from the stockholders, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the 1999 Plan is a summary and does not purport to be a complete description. Stockholders are urged to read the actual text of the 1999 Plan in its entirety, which is set forth as Appendix B to this proxy statement.

Introduction

The 1999 Plan, as amended, was adopted by our Board of Directors on April 29, 2005 and was approved by our stockholders on June 7, 2005. The terms of the 1999 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock, or other property.

We adopted the 1999 Plan to provide a means by which employees, directors, and consultants of the Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Shares Available for Awards

Taking into account the proposed increase in the share reserve, the total number of shares of our common stock that may be subject to awards under the 1999 Plan is equal to 1,032,712 shares, plus (i) the number of shares with respect to which awards previously granted under the existing plans that terminate without the issuance of the shares or where the shares are forfeited or repurchased; (ii) any shares available for grant in the share reserve of the 2001 Equity Incentive Plan as of the date this proposal is approved by the stockholders; (iii) with respect to awards granted under the plans, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the existing plans.

Limitations on Awards

The 1999 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Code. Under these limitations, no more than 500,000 shares of stock may be granted to an individual during any fiscal year pursuant to any awards granted under the 1999 Plan. The maximum amount that may be earned by any one participant as a Performance Award (payable in cash) or other cash award for a performance period is $5,000,000.

Capitalization Adjustments

In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects our common stock, so that an adjustment is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust (1) the shares available under the 1999 Plan, (2) the limitations on awards described in the preceding paragraph, and (3) all outstanding awards, including adjustments to the number of shares and the exercise prices of options and other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility

The persons eligible to receive awards under the 1999 Plan consist of officers, directors, employees, and independent contractors of the Company and those of our affiliates. However, incentive stock options may be granted under the 1999 Plan only to our employees, including officers, and those of our affiliates.

Administration

Our Board of Directors will administer the 1999 Plan unless our Board of Directors delegates administration of the 1999 Plan to a committee of our Board of Directors. At this time, our Board of Directors has delegated the authority to administer the 1999 Plan to the Compensation Committee of our Board of Directors. Together, our Board of Directors and any committee(s) delegated to administer the 1999 Plan, including the Compensation Committee, are referred to as the plan administrator. Our Board of Directors may require, in its discretion, the committee members to be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the Nasdaq or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 1999 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 1999 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1999 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient and any amendment to reduce the exercise price of stock options or stock appreciation rights will be subject to stockholder approval.

Stock Options and Stock Appreciation Rights

The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (so long as the plan administrator determines that the payment with shares will not cause a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Stock Units

The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of our common stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the plan administrator.

Bonus Stock and Awards in Lieu of Cash Obligations

The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for the Company or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 1999 Plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

Other Stock-Based Awards

The plan administrator is authorized to grant awards under the 1999 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the 1999 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance based” compensation not subject to the limitation on tax deductibility by us under Section 162(m) of the Code. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee rather than our Board of Directors.

Subject to the requirements of the 1999 Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of our affiliates, or for our business units and/or those of our affiliates (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for such Performance Awards (including for awards designed to comply with the performance-based compensation exception to Section 162(m) of the Code): (1) total stockholder return; (2) total stockholder return compared to total return (on a comparable basis) of a publicly available index, such as the Standard & Poor’s 500 Stock Index or any appropriate publicly available industry index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation, and amortization; (6) pretax operating earnings after interest expense but before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) gross revenue; (15) gross profit; (16) gross margin; (17) ratio of debt to stockholders’ equity; (18) gross profits; (19) ratio of debt to shareholders’ equity; (20) expense reduction; and (21) average daily trading volume. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m).

Other Terms of Awards

Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the 1999 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 1999 Plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1999 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions.

The plan administrator may cancel awards granted under the 1999 Plan in exchange for a payment of cash or other property. The plan administrator, in its sole discretion, will determine the terms of any exchange of or purchase of an award.

Acceleration of Vesting; Change in Control

The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 1999 Plan. In addition, the plan administrator may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason.”

To the extent we undergo a corporate transaction, the 1999 Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. Any awards that will terminate immediately prior to the close of the corporate transaction will become fully vested and exercisable, if applicable, immediately prior to and contingent upon the effective time of the corporate transaction. The plan administrator must provide at least five days notice of any vesting acceleration prior to the effective time of the corporate transaction. In addition, the plan administrator may cancel the outstanding awards in exchange for a cash payment.

For the purposes of the 1999 Plan, a “change in control” generally will be deemed to occur in the event (i) we are a party to a merger, consolidation, reorganization or similar transaction in which there is a change in ownership of more than 50% of our outstanding voting stock, (ii) of a sale, exclusive license or other disposition of all or substantially all of our assets, (iii) any person or group becomes the beneficial owner of more than 20% of our outstanding voting stock or (iv) there is a change in the majority of our Board without the approval of a majority of the incumbent directors or their approved successors. For the purposes of the 1999 Plan, a “corporate transaction” generally will be deemed to occur in the event (i) we are a party to a merger, consolidation, reorganization or similar transaction, (ii) we sell, enter into an exclusive license or otherwise dispose of all or substantially all of our assets or (iii) any person or group becomes the beneficial owner of more than 20% of our outstanding voting stock.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 1999 Plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 1999 Plan will terminate on the earlier of (1) ten years after the later of (x) its adoption by our Board of Directors and (y) the approval of an increase in the number of shares reserved under the 1999 Plan by our Board of Directors (contingent upon such increase being approved by our stockholders) and (2) such time as no shares of our common stock remain available for issuance under the 1999 Plan and we have no further rights or obligations with respect to outstanding awards under the 1999 Plan. Amendments to the 1999 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

Federal Income Tax Consequences of Awards

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 1999 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 1999 Plan provides for the grant of stock options that qualify as “incentive stock options,” which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options, which we refer to as tandem stock appreciation rights, under the 1999 Plan.

With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, if the recipient receives the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day it is received. If the recipient receives the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

We have not and do not plan to grant any tandem stock appreciation rights, due to the adverse tax consequences of such awards under Section 409A of the Code.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Stock Units

Generally, the recipient of a stock unit will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. The stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

Section 162 Limitations

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 1999 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The 1999 Plan provides that directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who are receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Stonefield Josephson, Inc. was appointed as our independent auditors in July 2003. Representatives of Stonefield Josephson, Inc. are not expected to be present at the Annual Meeting. If representatives of Stonefield Josephson, Inc. attend the Annual Meeting, they will be able to make a statement at the meeting if they wish, and will be available to respond to appropriate questions, although we do not expect them to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Stonefield Josephson, Inc. as our independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Stonefield Josephson, Inc. to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Stonefield Josephson, Inc. as our independent auditors.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and 2005 by Stonefield Josephson, Inc., our principal auditors for the fiscal years ended December 31, 2006 and 2005. All fees described below were approved by the Audit Committee of the Board of Directors.

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees(1)	$210,878	$84,526
Audit-Related Fees(2)	19,887	54,922
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$230,765	$139,897

(1)  Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2)  Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under the caption “Audit Fees.” These services include financial due diligence and accounting consultations related to mergers, acquisitions and dispositions and accounting consultations concerning financial reporting.

(3)  Represents fees for general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

Audit Committee’s Pre-Approval Polices and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors, Stonefield Josephson, Inc. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ImageWare under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors of the Company oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent public accountant; determines the engagement of the independent public accountant; determines whether to retain or terminate the existing independent public accountant or to appoint and engage new independent public accountant; reviews and approves the retention of the independent public accountant to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent public accountant on the Company engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent public accountant the results of the annual audit and the results of our quarterly financial statements.

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed with Stonefield Josephson, Inc. such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with Stonefield Josephson, Inc. their independence, and received from Stonefield Josephson, Inc. the written disclosures and the letter required by Independence Standards Board Standard No. 1. Finally, the Audit Committee discussed with Stonefield Josephson, Inc., with and without management present, the scope and results of Stonefield Josephson, Inc.’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Audit Committee also has engaged Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2007, and is seeking ratification of such selection by the stockholders.

G. Steve Hamm, Chairman
David Loesch
Jack Holleran

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

  TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

On November 14, 2006, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Series C Investors”) pursuant to which the Company issued an aggregate of 2,300 shares of the Company’s Series C 8% Convertible Preferred Stock (the “Series C Preferred Stock”) and issued to the Series C Investors warrants to purchase up to an aggregate of 115,000 shares of the Company’s common stock, for aggregate gross proceeds of $2,300,000 (the “Series C Financing”).

On March 9, 2007, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Series D Investors”) pursuant to which the Company issued an aggregate of 1,500 shares of the Company’s Series D 8% Convertible Preferred Stock (the “Series D Preferred Stock”) and issued to the Series D Investors warrants to purchase up to an aggregate of 59,207 shares of the Company’s common stock, for aggregate gross proceeds of $1,500,000 (the “Series D Financing”).

On September 25, 2007, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 2,016,666 shares of the Company’s common stock, par value $0.01 per share, and issued to the Investors warrants to purchase up to an aggregate of 1,008,333 shares of the Company’s common stock, for aggregate gross proceeds of approximately $3,000,000 (the “September 2007 Private Placement”).

Gruber & McBaine Capital Management, LLC and its affiliates, which include Lagunitas Partners, LP and Gruber & McBaine International, beneficially own more than 10% of our issued and outstanding common stock.  J. Patterson McBaine, together with Jon D. Gruber, exercises voting and investment control over the shares held by Gruber & McBaine Capital Management, LLC, Lagunitas Partners, LP, and Gruber & McBaine International.

Gruber & McBaine International purchased 400 shares of Series C Preferred Stock and warrants to purchase 20,000 shares of common stock in the Series C Financing; 135 shares of Series D Preferred Stock and warrants to purchase 5,328 shares of common stock in the Series D Financing; and 60,000 shares of common stock and warrants to purchase 30,000 shares of common stock in the September 2007 Private Placement.

Lagunitas Partners LP purchased 1,200 shares of Series C Preferred Stock and warrants to purchase 60,000 shares of common stock in the Series C Financing; 440 shares of Series D Preferred Stock and warrants to purchase 17,368 shares of common stock in the Series D Financing; and 240,000 shares of common stock and warrants to purchase 120,000 shares of common stock in the September 2007 Private Placement.

J. Patterson McBaine purchased 400 shares of Series C Preferred Stock and warrants to purchase 20,000 shares of common stock in the Series C Financing; 100 shares of Series D Preferred Stock and warrants to purchase 3,947 shares of common stock in the Series D Financing; and 50,000 shares of common stock and warrants to purchase 25,000 shares of common stock in the September 2007 Private Placement.

In addition to the employment agreements with Messrs. Miller and Wetherell and the Change of Control and Severance Benefits Agreements with Messrs. AuBuchon and Harding, the Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Review, Approval or Ratification of Transactions with Related Persons

 As provided in the charter of the Company’s Audit Committee, it is the Company’s policy that it will not enter into any transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

In addition, pursuant to the Company’s Code of Ethical Conduct and Business Practices, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with the Company without approval.  Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Wayne Wetherell
Wayne Wetherell
CFO and Senior VP

November 21, 2007

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006 filed with the SEC is available without charge upon written request to Wayne Wetherell, Senior Vice President and CFO of ImageWare Systems, Inc., at 10883 Thornmint Road, San Diego, CA 92127.

APPENDIX A

IMAGEWARE SYSTEMS, INC.

CHARTER OF THE COMPENSATION COMMITTEE

Purpose

The purpose of the Compensation Committee (the “Committee”) is to aid the Board of Directors (the “Board”) of ImageWare Systems, Inc.’s (“ImageWare”) in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Committee reviews, recommends and approves salaries and other compensation of ImageWare’s executive officers and administers ImageWare’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

Membership and Structure

The each member of the Committee shall qualify as (i) an “independent director” (as defined in the applicable rules for American Stock Exchange traded issuers as well as applicable federal and state law); (ii) a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “34 Act”); and (iii) an “outside director” under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee will be an employee or a former officer of ImageWare.

Appointment to the Committee, including designation of the Chair of the Committee, shall be made on an annual basis by the full Board upon recommendation of the Nominating Committee of the Board. Meetings of the Committee shall be held at such times and places as the Committee shall determine, including by written consent. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of ImageWare. The Chair of the Committee shall report on activities of the Committee to the full Board. In fulfilling its responsibilities, as set forth below, the Committee shall have authority to delegate its authority to subcommittees, including subcommittees consisting solely of one or more ImageWare employees, in each case to the extent permitted by applicable law.

Responsibilities

The Committee shall:

1.                           Periodically review and approve ImageWare’s overall compensation philosophy.

2.                           Meet in executive session to determine the compensation of the Chief Executive Officer of ImageWare (the “CEO”). In determining the amount, form, and terms of such compensation, the Committee shall consider the annual performance evaluation of the CEO conducted by the Board in light of ImageWare’s goals and objectives relevant to CEO compensation, competitive market data pertaining to CEO compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of ImageWare and its shareholders.

3.                           Determine salaries, bonuses, severance and other matters relating to compensation of the executive officers of ImageWare, including entering into employment, severance, and change of control agreements with the executive officers. In determining the amount, form, and terms of such compensation, the Committee shall consider the officer’s performance in light of company goals and objectives relevant to executive compensation, competitive market data pertaining to executive compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of ImageWare and its stockholders. The CEO may be present at meetings during which such compensation is under review and consideration but may not vote.

4.                           Review and make recommendations with respect to stockholder proposals related to compensation matters.

5.                           Review and make recommendations to the Board regarding executive compensation and benefit plans and programs.

6.                           As requested by ImageWare management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan).

7.                           Administer ImageWare’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to executive officers.

8.                           Be authorized to delegate to any one or more members of the Board of Directors, which person(s) need not be members of the Committee, the authority to review and grant, as the act of the Committee and of the Board, stock options to eligible employees below the level of Vice President of ImageWare.

9.                           Review and approve the “Report of the Compensation Committee on Executive Compensation” to be included in ImageWare’s annual proxy statement.

10.                     Oversee and periodically review the operation of the Company’s employee benefit plans, including the 401(k) Plan. Responsibility for day to day administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by company personnel.

11.                     When appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

12.                     Annually review and reassess the adequacy of its charter and recommend any changes to the Board.

In fulfilling its responsibilities, the Committee shall have the authority, and shall be afforded resources sufficient, to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The Committee shall have sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

APPENDIX B

ImageWare Systems, Inc.

1999 Stock Award Plan

1.    Purpose.    The purpose of this 1999 Stock Award Plan (the “Plan”) is to assist ImageWare Systems, Inc., a Delaware corporation (the “Company”) and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board.

2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a)     “1994 Plan” means the Company’s 1994 Employee Stock Option Plan, as amended.

(b)     “2001 Plan” means the Company’s 2001 Equity Incentive Plan, as amended.

(c)   “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d)   “Award” means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(e)   ”Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f)    ”Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d3 under the Exchange Act and any successor to such Rule.

(g)     ”Board” means the Company’s Board of Directors.

(h)   ”Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement or option agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment agreement with the Company (or a Related Entity), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (vii) use of alcohol, drugs or other similar substances affecting the Participant’s work performance, or (viii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i)  “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:

(i)  the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities (“Voting Stock”);

(ii)  the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly more than fifty percent (50%) of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)  individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(j)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)  “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.

(l)  “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)  “Continuous Service” means uninterrupted provision of services to the Company as an Employee, a Director, or a Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, as either an Employee, a Director, or a Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity as either an Employee, a Director, or a Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale, lease, exclusive license or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)   a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii)  a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

(o)  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.

(p)  “Director” means a member of the Board or the board of directors of any Related Entity.

(q)  “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(r)  “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(s)  “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the shareholders of the Company.

(t)  “Eligible Person” means all Employees (including officers), Directors and Consultants of the Company or of any Related Entity. The foregoing notwithstanding, only employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u)  “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w)  “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(x)  “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Stock as of any given date, after which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(y)  “Good Reason” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment agreement or option agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity), or any other action by the Company (or a Related Entity) which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause as defined in Section 2(f), or by reason of the Participant’s Disability as defined in Section 2(o), prior to the Expiration Date; or (v) any reduction in the Participant’s base salary.

(z)  “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa) “Non-Employee Director” means a Director of the Company who is not an Employee.

(bb) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(h) hereof.

(dd) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” means a right, granted to an Eligible Person under Section 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(gg) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(hh) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan.

(ii) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(jj) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(kk) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ll)   “Shares” means the shares of the Company’s Common Stock, and the shares of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(mm) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.

(nn) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(oo) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

(pp) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration.

(a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or an Award as provided in Section 10(e).

(iv)  To terminate or suspend the Plan as provided in Section 10(e).

(v)   To effect, at any time and from time to time, an offer to purchase any outstanding Award in exchange for a payment of cash and/or Shares (whether vested or unvested).

(vi)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)   Delegation to Committee.

(i)    General. The Board may delegate administration of the Plan to a Committee or Committees of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the

Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)   Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of the Board the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d)   Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)   Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

(f)    Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(g)   Limitation on Option Repricing. Without the approval of the stockholders of the Company, the Administrator shall not (i) amend an Option or Stock Appreciation Right to lower the exercise price or (ii) exchange an outstanding Option or Stock Appreciation Right for a new Option or Stock Appreciation Right with a lower exercise price.

4.    Stock Subject to Plan.

(a)   Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 2,233,000 Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. In addition, as of the date this Plan is first approved by the stockholders, any shares available in the reserve of the 2001 Plan shall be added to the Plan share reserve and be available for issuance under the Plan.

(b)   Availability of Shares Not Delivered under Awards.

(i)    If any Shares subject to an Award or subject to an award under the 1994 Plan or the 2001 Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(b)(iv) below.

(ii)   If any Shares issued pursuant to an Award or an award under the 1994 Plan or the 2001 Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such forfeited or repurchased Shares shall revert to and again become available for issuance under the Plan, subject to Section 4(b)(iv) below.

(iii)  In the event that any Option or other Award granted hereunder or under the 1994 Plan or the 2001 Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option, other Award or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the net number of Shares actually issued to the Participant shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below.

(iv)  Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(c)   Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

5.    Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted an Award under which more than 500,000 Shares could be received by the Participant, subject to adjustment as provided in Section 10(c). In addition, the maximum amount that may be earned as a Performance Award (payable in cash) or other Award (payable or settled in cash) for a performance period by any one Participant shall be $5,000,000.

6.    Terms of Awards.

(a)   General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b)   Options. The Plan Administrator is authorized to grant Options to Participants on the following terms and conditions:

(i)    Stock Option Agreement. Each grant of an Option shall be evidenced by a Stock Option Agreement. Such Stock Option Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(ii)   Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Stock Option Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii)  Exercise Price.

(A)  In General. Each Stock Option Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which Exercise Price shall be determined in the sole discretion of the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

(B)  Ten Percent Shareholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Related Entity, any Incentive Stock Option granted to such Participant must have an Exercise Price per share of at least 110% of the Fair Market Value of a share of Stock on the date of grant.

(iv)  Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements). The Plan Administrator may also determine the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions. The Board or the Committee may determine the methods by which such exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(v)   Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Rights in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has consented in writing to the change that will result in such disqualification. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(1)   the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(2)   If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Nonstatutory Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Nonstatutory Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(vi)  Repurchase Rights. The Committee and the Board shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock. Should the Participant’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares, at either (a) the exercise price paid per share, (b) the fair market value or (c) the lower of the exercise price paid per share and the fair market value. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

(c)   Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)    Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.

(ii)   Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Each Stock Appreciation Right Agreement shall state the grant price of the Shares subject to the Right, which grant price shall be determined in the sole discretion of the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

(d)   Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)   Forfeiture. Except as otherwise determined by the Plan Administrator at the time of the Award, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)  Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner, as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)  Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)   Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i)    Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership.

(ii)   Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.

(iii)  Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(f)    Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.

(g)   Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify.

(h)   Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. The Plan Administrator shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Participant’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at a price determined by the Administrator at the time of grant, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.    Performance Awards.

(a)   Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Plan Administrator. The Plan Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Plan Administrator and not the Board.

(b)   Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(b).

(i)    Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Related Entities or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or an appropriate publicly available industry index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) gross revenue; (15) gross margin; (16) gross profits; (17) ratio of debt to shareholders’ equity; (18) expense reduction; and (19) average daily trading volume.

(iii)  Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)  Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)   Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)   Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7(b), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).

(d)   Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards under this Section 7 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance- based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 7(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8.    Certain Provisions Applicable to Awards or Sales.

(a)   Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b)   Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)   Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

9.    Change in Control; Corporate Transaction.

(a)   Change in Control.

(i)    The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including if we undergo a Change in Control. In addition, the Plan Administrator may provide in an Award agreement that the performance goals relating to any Performance Award will be deemed to have been met upon the occurrence of any Change in Control.

(ii)   In addition to the terms of Sections 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity, or (2) in the agreement evidencing the Award.

(b)   Corporate Transactions. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (together, the “Successor Corporation”) may either (i) assume or continue any or all Awards outstanding under the Plan or (ii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that the Successor Corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

In the event that the Successor Corporation in a Corporate Transaction refuses to assume, continue or substitute for an Award, then the Award shall fully vest and be exercisable (if applicable) as to all of the Shares subject to such Award, including Shares as to which such Award would not otherwise be vested or, if applicable, exercisable. If an Award becomes fully vested and, if applicable, exercisable in lieu of assumption, continuation or substitution in the event of a Corporate Transaction, the Administrator shall notify the Participant in writing or electronically at least five (5) business days prior to the effective time of the Corporate Transaction that the Award shall be fully vested and, if applicable, exercisable immediately prior to and contingent upon the effective time of the Corporate Transaction. For the purposes of this Section, an Award shall be considered assumed or substituted if, following the Corporate Transaction, the assumed or substituted award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective time of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received from the Award (of, if applicable, upon the exercise of the Award), for each Share subject to the Award, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of common stock in the Corporate Transaction. An Award shall be considered continued if the Award continues in accordance with its terms and continues to be for same number of Shares as prior to the Corporate Transaction. The Administrator, in its sole discretion, shall determine whether each Award has been assumed, continued, substituted or terminated pursuant to the terms of this Section.

The Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of all Awards, including permitting the lapse of any repurchase rights held by the Company, (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).

With respect to Restricted Stock and any other Award granted under the Plan that the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In the event any Repurchase Rights are not continued or assigned to the Successor Corporation, then such Repurchase Rights shall lapse and the Stock Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c)    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

10.    General Provisions.

(a)   Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)   Limits on Transferability; Beneficiaries.

(i)    General. Except as provided in the Award agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(ii)   Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option, or any other right to purchase Stock other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Committee or Board, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.

(c)   Adjustments.

(i)    Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii)   Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted under Section 7(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)   Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)   Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f)    Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g)   Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h)   Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i)    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of California without giving effect to principles of conflicts of laws, and applicable federal law.

(k)   Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable Nasdaq requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

FORM OF PROXY

IMAGEWARE SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
December 12, 2007

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints S. James Miller, Jr. and Wayne Wetherell, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of ImageWare Systems, Inc., a Delaware corporation (“ImageWare”), to be held at the Radisson Suite Hotel at 11520 West Bernardo Court, San Diego, CA  92127, on Wednesday, December 12, 2007, at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of ImageWare’s capital stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

(Continued on reverse side)

Annual Meeting Proxy Card

A  Election of Directors

1.  The Board of Director recommends a vote FOR the listed nominees.

	For	Abstain

01–S. James Miller, Jr.	☐	☐

02–John Callan	☐	☐

03-David Carey	☐	☐

04–Patrick Downs	☐	☐

05–John Holleran	☐	☐

06–David Loesch	☐	☐

07–Guy Steven Hamm	☐	☐

B  Issues

The Board of Directors recommends a vote FOR the following proposal.

2. To approve the amendment to the Amended and Restated 1999 Stock Award Plan.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote FOR the following proposal.

3. To ratify the appointment of Stonefield Josephson, Inc. as independent auditors of the Company for its fiscal year ending December 31, 2007.	For ☐	Against ☐	Abstain ☐

C  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date
(mm/dd/yyyy)
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